Exhibit 99.1

THE LGL GROUP, INC. REPORTS First QUARTER 2026 RESULTS

•	Revenues increased 18.2% to $1,085,000 for the three months ended March 31, 2026 from $918,000 for the three months ended March 31, 2025
•	Backlog increased $900,000, or 144.0%, to $1,525,000 as of March 31, 2026 from $625,000 as of December 31, 2025
•	Cash and cash equivalents and marketable securities were $46.7 million as of March 31, 2026 compared to $41.6 million as of December 31, 2025
•	Book value attributable to LGL Group common stockholders per share of $6.81 as of March 31, 2026 compared to $7.04 as of December 31, 2025 and $7.28 as of March 31, 2025

ORLANDO, Florida (May 11, 2026) The LGL Group, Inc. (NYSE American: LGL) ("LGL," "LGL Group," or the "Company") announced today its financial results for the first quarter ended March 31, 2026.

"Precise time is the invisible infrastructure behind modern defense technology," said Jason Lamb, LGL Group Chief Executive Officer. "From space-based systems and electronic warfare to signals intelligence, targeting, secure communications, and networked command-and-control, these platforms depend on disciplined timing, synchronization, and frequency control to operate with accuracy, resilience, and trust. Through our ownership of Precise Time and Frequency, LLC, we believe we are positioned to build on that technical foundation, invest behind the business, and grow a technically differentiated platform serving mission-critical defense, aerospace, and communications applications."

	As of and Three Months Ended March 31,
(in thousands, except share data)	2026	2025	% Change
U.S. GAAP Financial Measures
Revenues	$1,085	$918	18.2%
Gross margin	51.0%	52.4%	(2.6%	)
Net loss	$(622)	$(6)	(10,266.7%	)
Net loss per diluted share	(0.10)	(0.00)	(8,556.9%	)
Book value attributable to LGL Group common stockholders	44,535	39,233	13.5%
Book value attributable to LGL Group common stockholders per share	6.81	7.28	(6.5%	)

Results from Operations

Total revenues increased $167,000, or 18.2%, to $1,085,000 for the three months ended March 31, 2026 from $918,000 for the three months ended March 31, 2025 primarily due to higher shipments in the Electronic Instruments segment partially offset by lower investment income earned driven by lower yields on investments in U.S. Treasury money market funds.

Net (loss) income available to LGL Group common stockholders was ($622,000) for the three months ended March 31, 2026 compared with ($6,000) for the three months ended March 31, 2025. The decrease was primarily due to non-cash incentive stock-based compensation granted to officers in January 2026, a slight decrease in net investment income, and higher materials and components costs partially offset by higher sales.

Gross Margin

Gross margin was 51.0% for the three months ended March 31, 2026 compared to 52.4% for the three months ended March 31, 2025. The change in gross margins reflects higher costs of materials and components partially offset by higher revenues.

Backlog

As of March 31, 2026, our order backlog was $1,525,000, an increase of $900,000, or 144.0%, from $625,000 as of December 31, 2025. The backlog of unfilled orders includes amounts based on purchase orders, which we have determined are firm orders likely to be fulfilled primarily in the next 12 months but most of the backlog will ship in the next 90 days.

Liquidity

Our working capital metrics were as follows:

(in thousands)	March 31, 2026	December 31, 2025
Current assets	$47,516	$46,324
Less: Current liabilities	1,211	915
Working capital	$46,305	$45,409

As of March 31, 2026, LGL Group had investments (classified within Cash and cash equivalents and Marketable securities) with a fair value of $46.0 million, of which $25.9 million was held within the Merchant Investment business.

Investor Day

The Company will host an Investor Day on Tuesday May 12, 2026, to provide shareholders, analysts and other stakeholders more detailed information on the Company's strategic direction, recent business developments and financial performance, and updates on strategic initiatives. Members of management will also be available to answer investor questions.

The Investor Day will begin at 10:00 a.m. Eastern Time on Tuesday May 12, 2026 at the New York Stock Exchange, located at 11 Wall Street, New York, New York 10005.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL," "LGL Group," or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL Group was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (407) 298-2000. Our Internet address is www.lglgroup.com. LGL Group common stock is traded on the NYSE American under the symbol "LGL".

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various business in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company's financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the Securities and Exchange Commission ("SEC"), including those risks set forth under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

The LGL Group, Inc.

info@lglgroup.com

The LGL Group, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share data)	2026	2025
Revenues:
Net sales	$682	$498
Net investment income	389	417
Net gains	14	3
Total revenues	1,085	918
Expenses:
Manufacturing cost of sales	334	237
Engineering, selling and administrative	1,536	640
Total expenses	1,870	877
(Loss) income before income taxes	(785)	41
Income tax (benefit) expense	(180)	28
Net (loss) income	(605)	13
Less: Net income attributable to non-controlling interests	17	19
Net loss attributable to LGL Group common stockholders	$(622)	$(6)

Loss per common share attributable to LGL Group common stockholders:
Basic	$(0.10)	$(0.00)
Diluted	$(0.10)	$(0.00)

Weighted average shares outstanding:
Basic	6,410,166	5,352,937
Diluted	6,410,166	5,352,937

The LGL Group, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands)	March 31, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$46,646	$41,514
Marketable securities	50	36
Accounts receivable, net of reserves of $52 and $52, respectively	284	572
Inventories, net	278	297
Prepaid expenses and other current assets	258	3,905
Total current assets	47,516	46,324
Right-of-use lease assets	231	247
Intangible assets, net	9	15
Deferred income tax assets	367	190
Total assets	$48,123	$46,776

Liabilities:
Total current liabilities	1,211	915
Non-current liabilities	283	296
Total liabilities	1,494	1,211

Stockholders' equity:
Total LGL Group stockholders' equity	44,535	43,488
Non-controlling interests	2,094	2,077
Total stockholders' equity	46,629	45,565
Total liabilities and stockholders' equity	$48,123	$46,776

The LGL Group, Inc.

Segment Results

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025	$ Change	% Change
Revenues:
Electronic Instruments	$682	$498	$184	36.9%
Merchant Investment	223	247	(24)	(9.7%)
Corporate	180	173	7	4.0%
Total revenues	1,085	918	167	18.2%

Expenses:
Electronic Instruments	665	479	186	38.8%
Merchant Investment	125	94	31	33.0%
Corporate	1,080	304	776	255.3%
Total expenses	1,870	877	993	113.2%

Income (loss) from operations before income taxes
Electronic Instruments	17	19	(2)	(10.5%)
Merchant Investment	98	153	(55)	(35.9%)
Corporate	(900)	(131)	(769)	(587.0%)
(Loss) income from operations before income taxes	(785)	41	(826)	(2,014.6%)
Income tax (benefit) expense	(180)	28	(208)	(742.9%)
Net (loss) income	(605)	13	(618)	(4,753.8%)
Less: Net income attributable to non-controlling interests	17	19	(2)	(10.5%)
Net loss attributable to LGL Group common stockholders	$(622)	$(6)	$(616)	(10,266.7%)